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                                                                    EXHIBIT 10.5

                             SHOPPING CENTER LEASE

                          NET BUILDING AND LAND LEASE


          Shopping Center:   NEPTUNE CITY SHOPPING CENTER
                             Route #35 & Third Avenue
                             Neptune City, New Jersey

                 Landlord:   NEPTUNE REALTY ASSOCIATES
                             26 Park Place West - 2nd Floor
                             Morristown, New Jersey 07960-3944

                   Tenant:   MONMOUTH COMMUNITY BANK
                             627 2nd Avenue
                             Long Branch, New Jersey 07740


                                 INDEX/ARTICLES

1.      Rental Space                               31.     Indemnity
2.      Use                                        32.     Eminent Domain
3.      Term                                       33.     Subordination
4.      Minimum Base Rental                        34.     Estoppel Certificate
5.      Real Estate Taxes                          35.     Tenant's Default
6.      Common Area Maintenance                    36.     Bankruptcy
7.      Security                                   37.     Fees and Expenses
8.      Additional Rent                            38.     Chronic Late Payments
9.      Delay in Give of Possession                39.     Recording
10.     Assignment or Subletting                   40.     Notices
11.     Continuous Operation                       41.     Holding Over
12.     Insurance                                  42.     No waiver
13.     Other Taxes                                43.     Failure to Open
14.     Acceptance of Rental Space                 44.     Survival
15.     Non-Liability of Landlord                  45.     End of Term
16.     Quiet Enjoyment                            46.     Exhibit "A"
17.     Utilities and Service                      47.     Pronouns
18.     Tenant's Repairs, Maintenance &            48.     Sale and Attornment
        Compliance                                 49.     Authority
19.     Landlord's Repairs & Maintenance           50.     Joint and Several
20.     Covenants Concerning Offensive Practices   51.     Marginal Headings
21.     Alterations by Tenant                      52.     Lien of Landlord
22.     Alterations by Landlord                    53.     Environmental
23.     Signs                                      54.     Interest
24.     Access to Rental Space                     55.     Confidentiality
25.     Fire and Other Casualty                    56.     Trial by Jury
26.     Waiver of Subrogation                      57.     Binding
27.     Exculpation of Landlord                    58.     No Changes
28.     Rules and Regulations                      59.     Additional Agreements
29.     Inability to Perform
30.     Sole Broker



ATTACHMENTS

Rider to Lease
Exhibit "A" - Site Plan
Exhibit "B" - Store Front Sign Specifications
Exhibit "C" - Percentage Rent - N/A
Exhibit "D" - N/A
Exhibit "E" - Lease Commencement Agreement
Guaranty


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                         SHOPPING CENTER LEASE AGREEMENT


            PLAIN LANGUAGE SHOPPING CENTER LEASE - CONSULT WITH YOUR
                       ATTORNEY BEFORE SIGNING THIS LEASE.

                THIS LEASE, MADE THIS 29TH DAY OF SEPTEMBER, 2000
                                      ----        ---------------

                                 BY AND BETWEEN

LANDLORD:                                          TENANT:
NEPTUNE REALTY ASSOCIATES                          MONMOUTH COMMUNITY BANK
A New Jersey Limited Partnership                   627 2nd Avenue
26 Park Place West - 2nd Floor                     Long Branch, New Jersey 07740
Morristown, New Jersey 07960-3944
(973) 538-7111 - FAX:  (973) 538-2116


THE LANDLORD AND THE TENANT AGREE TO LEASE THE RENTAL SPACE IN CONSIDERATION FOR THE RENT, TERM, ADDITIONAL RENT, AND OTHER MUTUAL COVENANTS AND CONDITIONS CONTAINED IN THIS AGREEMENT AS HEREBY ACKNOWLEDGED AND ACCEPTED BY THE PARTIES AS FOLLOWS:

1. RENTAL SPACE: Approximately 2,480 (+/-) square feet (hereafter called "Rental Space") located at the Neptune City Shopping Center, Route 35 & 3rd Avenue, Neptune City, New Jersey (Monmouth County), (hereafter called the "Shopping Center") as shown on Exhibit "A",

2. USE: The Tenant shall only use and occupy the Rental Space for A FULL SERVICE RETAIL AND COMMERCIAL BANKING FACILITY INCLUDING A DRIVE-THROUGH WINDOW.

     The Landlord is leasing the Rental Space to the Tenantfor the specific use stated above. Tenant agrees not to use the Rental Space for any other use or unlawful or hazardous purpose. Tenant shall now use and operate its business in a manner competitive to any other business in the Shopping Center or to harm the reputation of the Shopping Center.

3. TERM: The Term of this Lease shall be for a period of THREE (3) YEARS unless sooner terminated as provided herein.

                   Beginning OCTOBER 1, 2000 and ending SEPTEMBER 30, 2003
                             ---------------            ------------------

     The Term is an estimated date for the Beginning and Ending dates of the Term. Within ten (10) days after Landlord's delivery of possession of the Rental Space to Tenant, Landlord and Tenant shall execute a commencement agreement in the form attached hereto as Exhibit "E" confirming Landlord's delivery of possession of the Rental Space and stating the Beginning and Ending dates.

4. MINIMUM BASE RENTAL: Tenant shall pay to the Landlord (at Landlord's office or via electronic bank transfer, as may be requested by Landlord) without any previous demand, and without any setoff or deduction whatsoever, the total minimum base rent hereafter called "Rent" payable in monthly installments, in advance on the first day of each and every calendar month throughout the Term of this Lease as follows (any partial month to be proportionately adjusted):

             October 1, 2000 to September 30, 2002: $ 1,666.67 per month October 1, 2002 to September 30, 2003: $ 2,083.33 per month

5. REAL ESTATE TAXES: From and after the beginning date of this Lease, as Additional Rent, Tenant agrees to reimburse Landlord for any and all Real Estate Taxes and assessments, general and special including water and sewer and all other impositions, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied or assessed upon the interest of the Landlord in the land and building under this Lease. On account of Tenant's obligation for Real Estate Taxes, Tenant shall pay to Landlord the minimum estimated monthly sum of $800.00 toward the actual amount due. The preceding monthly amount may be adjusted each year based on each previous year's cost. The adjusted Real Estate Taxes shall be due and payable within ten (10) days after Landlord's statement to Tenant. SEE RIDER R-60 ATTACHED.

6. COMMON AREA MAINTENANCE: From and after the beginning date of this Lease, as Additional Rent, Tenant agrees to reimburse Landlord, for Tenant's proportionate share of Landlord's gross operating costs (hereafter called "Costs"), determined for each calendar year for the maintenance, replacements, repairs and operation of the facilities, buildings, common areas and mall areas of the Shopping Center specifically excluding Tenant's Rental Space and land area outlined on Exhibit "A-1"). Tenant's proportionate share of Landlord's Costs shall be calculated based on the size of the Rental Space divided by the leaseable building area of the Shopping Center.

     Landlord's Costs shall include (but not be limited to) all services, maintenance, repairs and replacements to: landscaping; paving and patching the parking lot; striping; painting; curbing, sidewalks, loading areas, walkways, stairs, roofs, downspouts, gutters, all utility feeds, storm drains and sewers; snow, ice, trash and debris removal; lighting and


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     fixtures;  sweeping;  cleaning;  pest  control;  all  utilities  for common facilities;  sprinklers;  alarms;  all  types  of  insurance  coverage  and deductibles  carried for the  Shopping  Center;  purchase  of supplies  and
     equipment;   policing  and  security;   compensation   of  management   and
     maintenance personnel for the Shopping Center; holiday decorations and promotional events; compliance with environmental agencies and governmental rules and regulations and other general maintenance items and services for the benefit of the common areas and facilities of the Shopping Center plus an administrative charge of fifteen percent (15%) of the total Costs.

     On account of Tenant's share of such Costs, Tenant shall pay to Landlord the minimum estimated monthly sum of $230.00 toward the actual amount due. The preceding monthly estimate may be adjusted each year based on each previous year's Costs. Within ninety (90) days after the end of each calendar year, Landlord shall furnish to Tenant a statement showing in reasonable detail the information necessary to determine Landlord's Costs. Tenant's adjusted proportionate share of such Costs in excess of Tenant's monthly estimated payments shall be due and payable within ten (10) days after Landlord's statement to Tenant.

7. SECURITY: The Amount of the Security deposit shall be $0.00. The Tenant shall pay to the Landlord the Security and the first month's Rent and Additional Rent upon Tenant's execution of this Lease. The Landlord may deduct from the Security any expenses incurred in connection with the Tenant's violation or failure to perform any obligation of this Lease. The Security is not to be used by the Tenant for the payment of Rent. However, the Landlord may apply the Security to any Rent or Additional Rent delinquent for a period of ninety (90) days or more. Tenant shall reimburse the Landlord for the amount deducted or the costs incurred, on demand. If Tenant does not pay the last month's rent, there shall be a penalty of an additional one month's rental obligation due to the Landlord by Tenant. The Landlord shall repay to the Tenant any balance remaining within thirty (30) days after the end of the Term provided that the Tenant has performed all of its obligations of this Lease. The Tenant shall not be entitled to interest on the Security.

8. ADDITIONAL RENT: If the Tenant fails to comply with any agreement or obligation of this Lease, the Landlord may do so in behalf of the Tenant. The Landlord may charge Tenant the cost to comply, including reasonable attorney fees, and charge such costs to Tenant as "Additional Rent". The Additional Rent shall be due and payable as Rent together with the next monthly installment of Rent. Non-payment of Additional Rent shall give the Landlord the same rights against the Tenant as if the Tenant failed to pay Rent when due.

9. DELAY IN GIVING OF POSSESSION: In the event that possession of the Rental Space is delayed due to (but not limited to) the delay in Landlord's construction, renovations, existing Tenant's failure to vacate the Rental Space, or the like, then the beginning date shall be changed to the day upon which the Landlord delivers possession to the Tenant. Even if possession of the Rental Space is not on the beginning date, the ending date and Rent adjustment dates (if any) shall not change. SEE EXHIBIT "E" ATTACHED.

10. ASSIGNMENT OR SUBLETTING: Tenant shall not assign or sublet any portion of the Rental Space without the prior written consent of the Landlord. Upon any bona fide request to assign or sublease the Rental Space by Tenant, Landlord shall have the first right of refusal to recapture the Rental Space upon thirty (30) days written notice to the Tenant following Tenant' s initial request. Any such change of Tenant, its ownership, assignment, subletting or sale of Tenant's business without Landlord's written consent shall be void and Landlord shall have the right to terminate this Lease upon written notice to Tenant or any other occupant. If Tenant is a corporation, any merger, consolidation or change in voting stock ownership of the corporation shall be considered as an assignment without Landlord's consent under this Lease. SEE RIDER r-61 ATTACHED.

11. CONTINUOUS OPERATION: Tenant shall continuously operate its business during all normal business hours at least six (6) days per week to produce the maximum volume of business within the Rental Space. Tenant shall not abandon the Rental Space during the Term of this Lease or permit it to become vacant or unoccupied except for legal holidays and customary vacations. Tenant or its affiliates shall not operate a business of similar kind within the two (2) miles of the Shopping Center.

12. INSURANCE: Tenant shall keep in force at all times during the Term of this Lease, from the beginning date of this Lease or delivery of possession (whichever occurs first), the following coverage with respect to the Rental Space and land area and its business naming the Landlord and Landlord's designated mortgagee as an additional insured:

     (a) Comprehensive general liability insurance, workman's compensation, property damage, flood, vandalism, plate glass, leasehold improvements, and other adequate insurance on an occurrence basis with a minimum single limit of One Million ($1,000,000.) Dollars which may be reasonably increased during the term of the Lease upon the written request of Landlord.

     (b) Fire insurance, with extended coverage, including Federal flood insurance, in an amount equal to the replacement cost of the Rental Space and the value of Tenant's improvements in the Rental Space.

     Within fifteen (15) days prior to the expiration date of any of the aforesaid policies of insurance, the Tenant shall provide Landlord's designated mortgagee with the original policy and the Landlord with a Certificate or Memorandum of Insurance evidencing Tenant's compliance with the requirements of this Article 12 and containing a provision that the insurance coverage certified thereunder will not be canceled by the company providing same without a prior thirty (30) days written notice of cancellation thereof having first been given to the Landlord, Landlord's designated mortgagee and the Tenant by said company. In the event Tenant fails to maintain any insurance herein required by Tenant, Landlord may obtain such insurance and pay the premium therefor, which such premium shall be payable by the Tenant as Additional Rent on the first day of the month, next succeeding the month in which said premium was paid by the Landlord.

     If due to the Tenant's use of the Rental Space, the fire insurance rate or any other insurance Landlord carries is increased, the Tenant shall pay the increases in the premium to the Landlord on demand.

13. OTHER TAXES: The Tenant shall promptly pay when due all other taxes imposed or assessed by governmental authorities for Tenant's business and use of the Rental Space and taxes due to Tenant's alterations and improvements to the Rental Space, whether collected by the Landlord or governmental authorities. Other taxes include, but are not limited to, taxes levied upon Tenant's fixtures, signs, personal property, revenue or rental sales, and use taxes, etc.

14. ACCEPTANCE OF RENTAL SPACE: The Tenant has inspected the Rental Space, Shopping Center, and zoning, and acknowledges that they are satisfactory condition and are acceptable and suitable for Tenant's intended use. The Tenant accepts the Rental Space including all equipment and fixtures in an "As-is" "Where-is" condition. Tenant shall obtain all necessary operating permits, licenses, and a certificate of occupancy for Tenant's use of the Rental Space. SEE RIDER R-62 ATTACHED.

15. NON-LIABILITY OF LANDLORD: Landlord shall not be responsible or liable to Tenant or others for any theft, personal injury, loss or damage of property that may be occasioned by the acts or omissions of persons occupying any space adjacent to or adjoining the Rental Space, or any part thereof, or for any loss or damage resulting to Tenant or its property from leaking of water, gas, steam, fire, sewer, electricity, loss of heating or cooling or bursting pipes and the like of for any reason whatsoever even if the Shopping Center is located in flood zone or other hazardous area.

16. QUIET ENJOYMENT: Provided that Tenant pays all Rent and Additional Rent due under this Lease on their respective due dates and the Tenant does not violate any agreement or covenant of this Lease, the Tenant may peacefully enjoy the use of the Rental Space within Landlord's reasonable control.

17. UTILITIES AND SERVICES: From the beginning date or delivery of possession of the Rental Space to the Tenant (whichever occurs first) Tenant shall arrange for and pay promptly when due all utilities and services required for the use of the Rental Space including but not limited to water, sewer, septic, gas, electric, phone, heating, cooling, etc. Landlord shall not pay or be responsible to pay for any utilities and/or services used by Tenant. In the event the Landlord shall pay for, supply or maintain any utilities and/or services in behalf of the Tenant, then Tenant shall reimburse the Landlord immediately upon demand. The stoppage or reduction of any of these utilities and/or services does not entitle Tenant to abatement of rent or other charges. The Landlord shall not be liable to the Tenant for any interruption or delay in any of these utilities, and/or services. In the event that the Rental Space is connected by any common space or a corridor for the joint use of the Landlord and/or other Tenants, then Tenant shall pay to the Landlord, Tenant's pro-rata share of all costs and expenses to operate and maintain such areas. Tenant's pro-rata share shall be equal to the size of the Rental Space divided by the leaseable areas connected by the common space or corridors.

18. TENANT'S REPAIRS, MAINTENANCE, AND COMPLIANCE: The Tenant shall through out the Term of this Lease at Tenant's sole cost and expense: (a) promptly comply with all laws, orders, rules, codes, ordinances, and requirements of governmental authorities, insurance carriers, environmental protection agencies or similar groups for use and occupancy of the Rental Space (including permitted alterations by Tenant as defined below); (b) maintain the Rental Space in good condition, order and repair and in a safe, dry and tenantable condition. To that end, Tenant shall make all repairs and/or replacements to the Rental Space and land area, exterior or interior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, including the repair and maintenance of the landscaping; paving and patching the parking lot; striping; painting, curbing, sidewalks, loading areas, walkways, stairs, roofs, downspouts, gutters, all utility feeds storm drains and sewers; snow, ice, trash and debris removal; lighting and fixture; sweeping; cleaning and pest control in the area depicted on the attached plan entitled Exhibit "A-1". All repairs shall be at least equal in quality and class to the original construction work and shall be performed in a good and workmanlike manner and in accordance with legal requirements.

19.  LANDLORD'S REPAIRS & MAINTENANCE: None.

20. COVENANTS CONCERNING OFFENSIVE PRACTICES: Tenant shall not at any time during the Term of this Lease: (a) solicit business or hold demonstrations in the common areas or distribute any handbills or other advertising matter upon any automobiles in the parking area; (b) store, exhibit or sell any merchandise on sidewalks or parking areas or from any other place in the Shopping Center; (c) cause or permit objectionable odors, vibrations, or noise to emanate or be dispelled from the Rental Space; (d) use, store, dispose or discharge any flammable, toxic or hazardous materials in, on, or about the Rental Space, or Shopping Center; (e) overload any floor in the Rental Space, or operate any machinery that is harmful to the building or Shopping Center; (f) permit trailers or trucks to load or unload in the front of the Rental Space or in areas not designated for unloading or permit its employees to park vehicles in prohibited areas as may be designated by Landlord; (g) operate any ride, vending machine or similar device inside or outside the Rental Space; (h) place any obstruction or improvement of any type upon the exterior of the Rental Space; (i) obstruct the sprinkler systems (if applicable); (j) conduct any type of going out of

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     business,  fire,  auction,  lost lease,  or bankruptcy sale whether real or fictitious; (k) sell, serve, or permit anyone to consume alcoholic beverages or narcotics of any kind in, on or about the Rental Space; (l) do anything on or to the roof system; or, (m) obstruct or impede the flow of traffic in, around or through Tenant's land area.

21. ALTERATIONS BY TENANT: The Tenant shall not make any changes or alterations to the Rental Space or parking areas without the Landlord's prior written consent (including Tenant's initial improvements). Any changes or alterations made without the Landlords written consent shall be removed by the Tenant on demand. All changes or alterations made with the Landlord's written consent shall become the property of the Landlord when completed and paid for by the Tenant and shall remain as part of the Rental Space at the end of the Term. The Landlord may demand that the Tenant remove any changes or alterations at the end of the Term. The Tenant shall promptly pay for all costs of any changes or alterations. The Tenant shall not allow any mechanic's lien or other claim to be filed against the Landlord or Shopping Center. Any lien or claim filed against the Landlord or Shopping Center as a result of the Tenant's changes or alterations shall be promptly removed within ten (10) days of any such filing at the Tenant's expense.

22. ALTERATIONS BY LANDLORD: Landlord reserves the right at any time to make alterations, repairs, demolish, remodel, or make additions to and to build additional stores, or adjoining structures to the building in which the Rental Space and land area is a part. Landlord may erect construction aids to complete any of the above work. Landlord shall not be liable in any case for any inconvenience, disturbance, loss of business or any other annoyance arising from such alterations. The Landlord shall use reasonable care when completing any of the above work and the Landlord need only repair any damages to the Rental Space caused by Landlord's alterations. Landlord may add or withdraw buildings or property from the Shopping Center and any buildings or property added or withdrawn shall be included or excluded (as the case may be) in the term Shopping Center.

23. SIGNS: Tenant shall install amounted storefront sign as shown on Exhibit "B" attached. Tenant shall not place or permit to be placed any signs or other advertising device without first obtaining Landlord's prior written consent. Any sign as may be approved by the Landlord must conform to Landlord's specifications and municipal regulations. Tenant shall repair, maintain, and replace any sign which may be approved by the Landlord. Any sign installed without Landlord's consent may be removed by Landlord at any time at Tenant's expense. Tenant shall repair and restore all building surfaces to their original condition when installing or removing any sign. SEE EXHIBIT "B" ATTACHED.

24. ACCESS TO RENTAL SPACE: The Landlord shall have access to the Rental Space during all normal business hours and at other times upon reasonable notice to the Tenant. The Landlord may enter the Rental Space at any time without notice in case of any emergency as circumstances may require. Landlord may place "FOR RENT" signs on the Rental Space or in the storefront windows within four (4) months prior to the end of the Term or upon termination of this Lease.

25. FIRE AND OTHER CASUALTY: The Tenant shall give the Landlord immediate notice of any fire or other casualty in or about the Rental Space. In the event of any damage or destruction by fire, the elements, unavoidable accident, or other casualty, Tenant shall promptly, at its sole cost and expense, cause such damage to be repaired and this Lease and the rental hereunder shall in no way be affected. Landlord, at its sole option, may waive its right to have such damage repaired and, in such case, Tenant shall pay Landlord the greater of (a) all insurance proceeds recovered or recoverable by Tenant on account of such damage, or (b) an amount equal to the full cost to repair or replace the property so damaged. Tenant shall promptly commence repairs and shall in no event delay the commencement of such repairs for more than thirty (30) days after any such damage. All work shall be prosecuted diligently and the repair or replacement of any damaged elements, including the land area, shall be completed in a first-class, workmanlike manner yielding a result of a quality at least equal to that of the damaged building, improvements or other elements, including the land area, immediately prior to such damage. After repair of any damage, the Rental Space shall contain the same number of square feet of leaseable space that it contained prior to the damage. All proceeds of insurance otherwise payable to Tenant as the result of any damage to the building and land area shall be used solely for the purpose of repairing the damage and shall be held in trust for that purpose. If the insurance proceeds are insufficient to repair all damage, Tenant shall be responsible for furnishing all additional monies required to fully and promptly repair and damage. All repairs that require the obtaining of a building permit shall be subject to the same conditions as any alterations, additional or improvements required pursuant to other provisions of this Lease.

26. WAIVER OF SUBROGATION: Landlord and Tenant hereby waive all rights or recovery and causes of action which either has or may have or which may arise hereafter against the other, whether caused by negligence, intentional misconduct or otherwise, for any damage to the Rental Space, Shopping Center or business perils coverable by fire and extended coverage, building, contents and business interruption insurance, or for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by it; provided however, that the foregoing waivers do not invalidate any policy of insurance of the parties hereto, it being stipulate by the parties hereto, now or hereafter issued, that the waivers shall not apply in any case in which the application thereof would result in the invalidation of any such policy of insurance.

27. EXCULPATION OF LANDLORD: Landlord may from time to time appoint an agent to manage and operate the Shopping Center in behalf of the Landlord and Tenant shall comply with all directives and notices from such managing agent. Landlord, and all members of Landlord's ownership, its partners, or shareholders, directors, officers of a public or private Real Estate Investment Trust or other ownership entity including the managing agent and general partners shall have absolutely no personal liability for any reason whatsoever with respect to any Article or covenant in connection with this Lease, without exception. Tenant shall look solely to the Landlord's equity in the Rental Space (or, if the interest of the Landlord is a leasehold interest, Tenant shall look solely to such leasehold interest) for the satisfaction of any remedies of Tenant under this Lease.

28. RULES AND REGULATIONS: Landlord reserves the right from time to time to adopt and enforce rules and regulations applicable to the Rental Space, common areas, parking areas and the Shopping Center and to amend and supplement such rules and regulations. Tenant shall comply with and observe all rules and regulations to the extent practicable. The initial Rules and Regulations for the Shopping Center are hereby adopted as defined in
     Article 20 above (Covenants Concerning Offensive Practices.)

29. INABILITY TO PERFORM: If Landlord is delayed or prevented from performing any of its obligations under this Lease by reason of strike or labor troubles, acts of God, or any other cause whatsoever beyond Landlord's reasonable control, the period of such delay or such prevention shall be deemed added to the time provided for the performance of any such obligation by the Landlord and Tenant is not excused from paying Rent.

30. SOLE BROKER: Tenant represents that there was no Real Estate Broker or other party other than Mark Properties, Inc. who brought about this Lease. Landlord shall pay the brokerage commissions due, if any.

31. INDEMNITY: Tenant agrees to indemnify, save, and hold the Landlord, Landlord's mortgagee and/or any underlying ground lessor(s) of the Rental Space and Shopping Center harmless from and against any and all claims and demands for, or in connection with, any environmental matter, accident, loss of life, injury or damage whatsoever caused to any person or property arising directly or indirectly, out of the use and occupancy of the Rental Space and from and against any and all costs, expenses and liability incurred in connection with any such claim or proceeding. Tenant shall pay all costs incurred by the Landlord relating to the above indemnity.

32. EMINENT DOMAIN: If any part of the Rental Space is taken by eminent domain, either party may terminate this Lease on thirty (30) days written notice to the other. If other portions of the Shopping Center are taken and in the Landlord's sold judgment the Shopping Center cannot be operated as a viable unit, the Landlord shall have the right to terminate this Lease upon thirty
     (30) days written notice to Tenant. The entire payment for the taking shall belong to the Landlord. The Tenant shall make no claim for the value of the remaining part of the Term. The Tenant shall not make a claim to the Landlord or participate in any of the Landlord's claim for compensation. The Tenant may separately make a claim for Tenant's interest.

33. SUBORDINATION: This Lease is automatically subordinated to the lien of: (a) all mortgages on the building and land now and in the future; (b) all underlying ground leases (if applicable) now or in the future; (c) all recorded rights of others. All documents necessary to subordinate this Lease to any mortgage or ground lease or other superior lien shall be signed by the Tenant and returned to the Landlord within ten (10) days of Landlord's request.

34. ESTOPPEL CERTIFICATE: At the request of the Landlord, the Tenant shall sign an estoppel certificate stating the basic terms of the Lease, the date that Rent was last paid and if there are any existing defaults on the part of Landlord or Tenant. Tenant shall return such signed certificate to Landlord within ten (10) days of Landlord's request. In the event Tenant fails to return such certificate, Landlord may sign a certificate in Tenant's behalf.

35. TENANT'S DEFAULT: The Landlord may evict the Tenant for the default or violation of any agreement of this Lease and for all other causes provided at law. If the default or violation is for non-payment of Rent or Additional Rent, the Landlord may give notice of such default. In the event that the Tenant's default for non-payment of any Rent or Additional Rent is not remedies within five (5) days of Landlord's notice, Landlord shall have the absolute right to terminate this Lease upon a second notice to the Tenant and the Landlord shall then have the right to re-enter and regain possession of the Rental Space and Tenant shall immediately vacate the Rental Space. In that event, Tenant hereby agrees that Landlord may re-rent the Rental Space in Tenant's behalf. The Tenant shall have thirty (30) days to cure any non-monetary default. If the non-monetary default is not capable of being cured within thirty (30) days, the Landlord may terminate this Lease upon written notice to Tenant. In case the default cannot be reasonably cured within thirty (30) days, providing such default is curable and Tenant diligently proceeds to cure the default, the Tenant shall have a reasonable period of time as the circumstances may require to cure such default.

     The Tenant is obligated to the Landlord for all Landlord's damages and costs including attorney's fees resulting from Tenant's default, early termination of this Lease or violation of any agreement in this Lease. In the event of Tenant's default or if the Tenant is evicted from the Rental Space or this Lease is terminated for non-payment of Rent or any other non-monetary default, the Tenant shall continue to be bound by the terms of this Lease to perform all obligations and shall pay the Rent and Additional Rent until the end of the Term. Tenant hereby acknowledges and agrees that Landlord shall not be required to mitigate Landlord's or Tenant's damages or to take any action to re-rent the Rental Space in behalf of or for the Tenant. If the Landlord re-rents the Rental Space for less than the Tenant's Rent, the Tenant shall pay the difference until the end of the Term. The Tenant shall not be entitled to any excess Rent resulting from the re-renting. The Tenant shall also pay: (a) all reasonable expenses incurred by the Landlord in preparing the Rental Space for re-renting; (b) commissions paid to a broker for obtaining a new Tenant; (c) administrative charges; and, (d) attorney's fees.

36. BANKRUPTCY: The Leasehold interest created by this Lease shall not be treated as an asset of Tenant or Guarantor. If at any time during the Term there shall be filed by, in behalf or of against Tenant a petition in bankruptcy, or if a similar type of proceeding shall be filed, Landlord shall have the right to terminate this Lease upon thirty (30) days written notice to Tenant provided however, the obligation of Tenant and any Guarantor shall be fully forgiven after the date of termination and further provided, Landlord shall have obtained possession of the Rental Space within sixty (60) days following the filing date. Any Such filing shall be treated as a material breach and default of this Lease by Tenant.

37. FEES AND EXPENSES: In the event that any Rent or Additional Rent is not received by the Landlord within ten (10) days of its due date, there shall be an additional late charge due by Tenant. Tenant agrees that a late charge is fair and reasonable. In each instance the late charge shall be the greater of ten (10%) percent of all Rent items in arrears of one-hundred ($100.00) dollars. Tenant agrees to pay a thirty ($30.00) dollar charge for bank returned payments.

38. CHRONIC LATE PAYMENTS: Tenant agrees to pay its Rent and Additional Rent when due. In the event Tenant makes chronic late payments of Rent or Additional Rent, then the chronic late payment of Rent shall give the Landlord the same rights as if the Tenant failed to pay rent. Chronic late payments shall mean six (6) or more times in any twelve (12) month period which Tenant pays Rent and/or Additional Rent past their respective due dates.

39. RECORDING: Tenant shall not permit or cause this Lease to be recorded without the prior written consent of Landlord.

40. NOTICES: All notices given under this Lease must be in writing, and they must be presented by; (a) personal delivery to the other party, and acknowledged; or (b) certified or registered mail, return receipt requested; or (c) by a nationally recognized delivery service with receipt of delivery. Notices shall be addressed to the Landlord at the address stated at the beginning of this Lease and to the Tenant at the Rental Space or at the address stated at the beginning of this Lease. The Landlord or Tenant may notify the other of a change of address, which will only be effective by written notice. Should Tenant fail to promptly notify Landlord in writing of any condition which is in need of repair or is the Landlord's responsibility under this Lease, Tenant shall be responsible for damages that may occur.

41. HOLDING OVER: Should Tenant holdover in possession of the Rental Space after the expiration of the Term with the consent of Landlord, Tenant shall be deemed to be occupying the Rental Space from month to month, subject to termination by either party upon at least thirty (30) days written notice to the other. Such month to month tenancy shall be subject to all the terms, covenants and conditions of this Lease insofar as same may be applicable to a month to month tenancy except the monthly Rent shall be twice the amount last in effect.

42. NO WAIVER: The Landlord's acceptance of: Rent, Additional Rent, late Rent, or partial Rent, after a violation by Tenant of any agreement in this Lease or failure to default Tenant or enforce any agreement or obligation of Tenant under this Lease, shall not prevent the Landlord from enforcing any agreement of this Lease at a later time nor shall it be considered a waiver of Landlord's rights in any respect.

43. FAILURE TO OPEN: In the event Tenant fails to complete Tenant's work and/or open to the public for business within sixty (60) days after delivery of possession, or if Tenant abandons the Rental Space for a period of (30) thirty days or more, then in addition to all other remedies of Landlord under this Lease and at law, Landlord shall have the option of; (a) terminating this Lease upon written notice to Tenant or; (b) collecting from Tenant the equivalent of twice the Rent due until Tenant opens or re-opens to the public for business.

44. SURVIVAL: If any agreement in this Lease is invalid and contrary to law, the rest of the Lease shall remain in full force and effect and be enforced to the fullest extent permitted by law. This Lease shall be governed by the laws of the state in which the Rental Space is located.

45. END OF TERM: At the end of the Term or upon termination of this Lease the Tenant shall: (a) leave the Rental Space in broom clean and good condition;
     (b) removal all of the Tenant's property; (c) removal all Tenant's signs and restore that portion of the Rental Space on which they were placed; (d) repair all damages caused by moving; (e) return the Rental Space to the Landlord in the same condition as it was at the beginning of the Term except for normal wear caused by reasonable use and further subject to
     Article 21 of this Lease. If the Tenant leaves any property or improvements in the Rental Space, the Landlord may at the end of the Term: (i) dispose of it and charge the Tenant for the cost (plus overhead) of removal and disposal; (ii) keep it as abandoned property; (iii) request its removal by Tenant at Tenant's expense; (iv) charge Tenant the per diem holdover monthly rent for storage or any combination of the foregoing.

46. EXHIBIT "A": Exhibit "A" is for the express purpose of locating Tenant's Rental Space only. It is not any way, to be construed to prevent, limit, or require Landlord to change any and all facts shown on the Exhibit including but not limited to building locations, additions, adding or withdrawing land, parking stalls, entrances, exits, driveways, sidewalks, drainage, sewers, elevations, etc.

47. PRONOUNS: The use of neuter pronouns to refer to Tenant shall nevertheless be deemed a proper reference even though Tenant may be an individual, a corporation, a partnership, or group of two or more individuals or corporations or other operating entity.

48. SALE AND ATTORNMENT: In the event that the Rental Space or Shopping Center is sold, transferred, foreclosed or conveyed, then the Landlord shall automatically be relieved from any and all obligations of this Lease and the Tenant shall look solely to the new Landlord or subsequent Landlord for performance of this Lease including the return of the Security. Tenant hereby agrees to recognize and attorn to the new Landlord or subsequent Landlord and to perform all of Tenant's obligations of this Lease.

49. AUTHORITY: The Tenant(s) signing this Lease hereby warrants and represents to the Landlord that the undersigned is capable of performing all of Tenant's obligations of this Lease and has the right and authority to enter into and sign this Lease as the Tenant and is duly authorized to conduct business within the municipality and state in which the Shopping Center is located. Tenant shall provide Landlord with evidence of such authorization upon request from Landlord.

50. JOINT AND SEVERAL: In the event two or more individuals, corporations, partnerships or other type of business associations shall sign this Lease as Tenant, then each individual, corporation, partnership, etc. shall be jointly and severally liable for the Rent, Additional Rent and all obligations of this Lease.

51. MARGINAL HEADINGS: The marginal headings are for information and reference purposes only, and have no effect on the interpretation of this Lease or the Article it pertains to.

52. LIEN OF LANDLORD: Tenant hereby grants a security interest in all of Tenant's furnishings, equipment, fixtures, inventory and accounts receivable belonging to Tenant. For the purposes of securing such interest, Tenant shall provide a financial statement or other necessary documents at the request of the Landlord for the interest hereby granted in a form suitable for recording.

53. ENVIRONMENTAL: Tenant shall not use, store, dispose of, or discharge any flammable, toxic, or hazardous materials in, on, or about the Rental Space or Shopping Center. Tenant shall at its own cost and expense take all actions including repairs and alterations to the Rental Space to comply with all existing and future environmental regulations of any governmental or environmental agencies due to and for Tenant's use and occupancy of the Rental Space. Tenant shall provide Landlord with all necessary documents, affidavits, or certificates representing Tenant's compliance with all applicable regulations as may be requested by Landlord from time to time. This provision shall be a personal covenant of Tenant and shall survive the termination of this Lease for any environmental matters without exception.

54. INTEREST: In the event Tenant fails to make any payment due under this Lease on its respective due date, then Landlord shall have the right to collect from Tenant as Additional Rent an interest charge computed at the highest rate allowable by law or the rate of one and one half (1.5%) percent, per month on any outstanding balance due Landlord until paid.

55. CONFIDENTIALITY: The terms of this Lease are confidential between Landlord and Tenant. Tenant shall not disclose the Rent, terms or conditions of this Lease to any other party not directly associated with this Lease.

56. TRIAL BY JURY: Tenant, Guarantors and Landlord hereby knowingly, voluntarily, and intentionally waive any right they may have to a trial by jury with respect to any litigation arising out of, under or in connection with this Lease, or any course of conduct, course of dealing, statement (whether verbal or written) or action of the parties. This provision is a material inducement for each party entering into this Lease agreement.

57. BINDING: Landlord reserves the right to withdraw and revoke this Lease at any time prior to Landlord's execution. Submission of this Lease to Landlord as executed by Tenant shall constitute Tenant's irrevocable offer to Lease until accepted or rejected by Landlord within (15) fifteen days of Landlord's receipt. Upon the full execution of this Lease, it binds the Landlord and the Tenant and their legal representatives, heirs, administrators, successors, and lawful assigns.

58. NO CHANGES: The parties have read this Lease and it contains their entire agreement. It may not be changed or modified except in writing signed by the Landlord and the Tenant. The Tenant acknowledges that there are no warranties, representations or other agreements made by the Landlord or the Landlord's Agents or Brokers with respect to the Rental Space, Shopping Center, other existing or prospective tenants or profitability of Tenant's business. Neither party shall be responsible for drafting this Lease as it contains their mutual agreements.

59.  ADDITIONAL AGREEMENTS: SEE RIDER ATTACHED.

SIGNATURES: The Landlord and Tenant hereby agree to the Rent, terms, and conditions of this Lease by signing below. If the Tenant is also signing as a corporation, this Lease must be signed by the proper corporate officer. Any false representations made by Tenant shall be considered a material breach of this Lease by the Tenant.

Witness/Attest:                       Landlord:
                                      NEPTUNE REALTY ASSOCIATES


     /s/ Frances Shabazz              By:      /s/ Richard Roccesano
---------------------------              --------------------------------------

As to Landlord                             Richard Roccesano, Managing Agent


                                      Tenant:
                                      MONMOUTH COMMUNITY BANK


     /s/ Kathleen Cusick              By:      /s/ James S. Vaccaro
---------------------------              --------------------------------------
                                         James S. Vaccaro, Chairman and CEO

                                 RIDER TO LEASE

            Rider to Lease made this 29th the day of September, 2000

                                 BY AND BETWEEN

LANDLORD                                                TENANT

NEPTUNE REALTY ASSOCIATES                        MONMOUTH COMMUNITY BANK
A New Jersey Limited Partnership                 672 2nd  Avenue
26 Park Place West, 2nd Floor                    Long Branch, New Jersey
07740
Morristown, New Jersey 07960-3944
(973) 538-7111 - FAX (973) 538-2116


RENTAL SPACE: Approximately 2,480 (+/-) square feet (hereafter called "Rental Space") located at the Neptune City Shopping Center, Route 35 & 3rd Avenue,
Neptune City, New Jersey (Monmouth County), hereafter called the "Shopping Center") as shown on Exhibit "A".


--------------------------------------------------------------------------------



This Rider to Lease contains additional agreements and hereby modifies certain Articles in the Lease and shall be considered an addition to and become part of the Lease Agreement between the parties. If any provision of this Rider shall be in conflict with the Articles of the Lease, then the provisions of the Rider shall prevail and take precedence.

R-60.REAL ESTATE TAXES-Continued: In the event of an increase in real estate taxes in excess of 7% over the previous tax year, Tenant shall be permitted to appeal such increase at its sole cost and expense and with the cooperation of the Landlord to the extent required by the taxing authority.

R-61.ASSIGNMENT OR SUBLETTING, Con't: Provided that: (a) The Lease is in full force and effect; (b) Tenant is current with all of its Rental obligations and is not and has not been in default of any of the provisions or conditions of the Lease during the Term, and (c) Tenant is open to the public for business, Tenant shall be permitted to assign this Lease (for the entire Rental Space, no portion thereof or subletting) only upon Landlord's prior written consent, and upon such other Lease terms and conditions as may be mutually agreed upon by the parties including the additional following conditions:

     (i) Assignee must prove that it is financially capable of performing the obligations of the Lease and must provide financial statements in a form acceptable to landlord.

     (ii) Assignee must demonstrate good business character and must be in good standing.

     (iii)Tenant shall pay to Landlord the sum of $250.00 for processing in proposed assignment.

     (iv) Tenant shall provide Landlord with all documents relating to the requested assignment and/or sale of Tenant's business.

     (v) Any approved assignment shall not relive Tenant or Guarantor from the obligations of this Lease.

     This assignment provision shall not be assignable or transferable to any subsequent assignee or sublessee.

R.62.LANDLORD'S IMPROVEMENTS:  Landlord shall deliver the Rental Space in an "As
     Is" "Where is" condition with all faults. Landlord shall not be required to complete any other improvements to the Rental Space for or in behalf of Tenant. Tenant, at its sole cost and expense, shall complete all other improvements to the Rental Space for Tenant's use and occupancy all in accordance with applicable Articles of the Lease and all governmental regulations.

R.63.TENANT'S IMPROVEMENTS: As Tenant's sole cost and expense, Tenant shall complete all necessary improvements to the Rental Space for Tenant's use and occupancy. All improvements shall be completed by Tenant in accordance will all codes, regulations and requirements of all local, state and federal agencies including Landlord's insurance carrier and otherwise subject to Article 21 (alterations by Tenant) of this Lease. Tenant shall submit all plans and specifications to the Landlord and Tenant shall not commence any improvements without Landlord's review and written approval prior to any contemplated improvements. Tenant shall obtain all necessary permits, operating licenses and a certificate of occupancy for improvements for Tenant's use of the Rental Space.

R.64.NET LEASE. Tenant acknowledges and agrees that, except as otherwise specifically provided herein, this Lease is completely NET to Landlord and shall yield to Landlord the Net Minimum Base Rent and Additional Rent specified herein. Landlord is not responsible for any costs, charges, expenses or outlays of any kind or nature whatsoever arising from or relating to the Rental Space or land area or the use and occupancy thereof of business carried on therein. Tenant shall pay all charges, impositions, costs and expenses of every kind and nature relating to the Rental Space and land area.

                               RIDER PAGE 1 OF 3

R.65.RENEWAL  OPTION:  Provided that: (a) the Lease is in full force and effect;
     and (b) Tenant is current with all of its rental obligations and is not and has not been in default of any of the provisions or conditions of the Lease, Tenant shall be entitled to TWO (2) extensions of this Lease each for a period of FIVE (5) YEARS upon the same terms, covenants and conditions of the Lease and this Rider except that the Minimum Base Rent shall be as follows:

FIRST FIVE YEAR OPTION:
-----------------------

October 1, 2003 to September 30, 2004:            $2,500.00 per month
October 1, 2004 to September 30, 2005             $2,575.00 per month
October 1, 2005 to September 30, 2006             $2,652.25 per month
October 1, 2006 to September 30, 2007             $2,731.82 per month
October 1, 2007 to September 30, 2008             $2,813.77 per month



SECOND FIVE YEAR OPTION:
------------------------

October 1, 2008 to September 30, 2009:            $2,898.19 per month
October 1, 2009 to September 30, 2010             $2,985.13 per month
October 1, 2010 to September 30, 2011             $3,074.68 per month
October 1, 2011 to September 30, 2012             $3,166.93 per month
October 1, 2012 to September 30, 2013             $3,261.93 per month


The Renewal Option shall only be exercisable by the Tenant upon TWELVE (12) months written notice to the Landlord prior to the expiration of the Original Term and First Renewal Term, if exercised by Tenant. The Renewal Option will become automatically null and void without notice in the event that; (a) Tenant is then in default or breaches any of the terms or covenants of this Lease; (b) Tenant fails to notify the Landlord in writing as indicated above; or, (c) Tenant fails to make the timely payment of Rent on the respective due dates of this Lease. This Renewal Options shall not be applicable or transferable to any other tenant other than the specific tenant named in this Lease or any successor firm to whom the Lease is assigned with the Landlord's prior written consent

R-66.LANDLORD'S CONTINGENCY: This Lease shall be subject to and contingent upon the Landlord's waiver or satisfaction of the following:

     Landlord's ability to obtain possession of the Rental Space from the previous tenant.

In the event Landlord does not waive or satisfy the above condition(s) on or before FEBRUARY 15, 2001, either party shall have the right to terminate this Lease upon written notice to the other and this Lease shall then be null and void and neither party shall have further obligation to the other. In the event Landlord waives or satisfies the above condition(s) within thirty (30) days after Tenant's notice to terminate, then Tenant's notice shall be null and void and the Lease shall remain in full force and effect.

R.67.TENANT'S CONTINGENCY: This Lease shall be subject to and contingent upon the Landlord's wavier or satisfaction of the following:

Landlord and Tenant expressly acknowledge and agree that this Lease is contingent upon receipt by Monmouth Community Bank of any and all required approvals from the Federal Deposit Insurance Corporation (FDIC), the State of New Jersey Department of Banking and Insurance and/or any other regulatory agency to operate a branch office.

In the event Landlord does not waive or satisfy the above condition(s) on or before FEBRUARY 15, 2001, than either party shall have the right to terminate this Lease upon written notice to the other and this Lease shall be null and void and neither party shall have further obligation to the other. Tenant shall use its best efforts at its sole cost and expense to diligently proceed to satisfy the above contingency.

R.68.EXCLUSIVE  USE:  Provided  that: (a) the Lease is in full force and effect;
     (b) Tenant is current with all of its Rental obligations and is not in default of any of the provisions or conditions of this Lease; and (c) Tenant is open to the public for business, Landlord shall not lease any other Rental Space in the Shopping Center to another Tenant whose primary use is the same as the Tenant's Use as defined in Article 2 ("Use") of this Lease, without the prior written consent of the Tenant which consent shall not unreasonably be withheld, delayed or conditioned. In the event Landlord violates this Exclusive Use Article, Tenant's sole remedy is to terminate this Lease upon thirty (30) days written notice to the Landlord unless Landlord cures the violation within thirty (30) days after said notice in which case Tenant's notice shall be null and void and the Lease shall remain in full force and effect. Landlord shall not be held liable in the event this provision is contrary to any law or considered a restraint of trade. This Exclusive Use Article shall not apply to any Supermarket, Drug Store, Variety Store, Department Store or other anchor Tenant (anchor tenant is defined as a tenant with 10,000 square feet of Rental Space or more) Rental Spaces now or in the future , or any other existing tenant in the Shopping Center as of the date of the Lease. In the event Tenant

                               RIDER PAGE 2 OF 3
     is in default of the Lease during the Term, this Exclusive Use Article shall be automatically null and void without further notice.

R.69.EXHIBIT "A"-1": The outlined section of land indicated on Exhibit "A-1" attached hereto is intended solely to depict the area to be cleaned and maintained by Tenant (including, but not limited to, sweeping, snow removal and landscaping maintenance and paving) and is not for the exclusive use of Tenant. Landlord, other tenants of the shopping center, customers, guests and invitees shall have all rights of ingress and egress. Tenant shall not make any alterations or construct any improvements without Landlord's prior written consent, which Landlord, in its sole and absolute discretion, may withhold.

R.70.BINDING: This Agreement shall be binding between the parties and their respective heirs, legal representatives, administrators, successors, and lawful assigns.

Except as modified and amended by this Agreement, all the other terms and conditions of the Lease shall remain unchanged and in full force and effect.



Witness/Attest:                       Landlord:
                                      NEPTUNE REALTY ASSOCIATES



     /s/ Frances Shabazz              By       /s/ Richard Roccesano
---------------------------              ------------------------------------
As to Landlord                           Richard Roccesano, Managing Agent



Witness/Attest:                       Tenant:
                                      MONMOUTH COMMUNITY BANK



     /s/ Kathleen Cusick              By:    /s/ James S. Vaccaro
---------------------------              ------------------------------------
As to Tenant                             James S. Vaccaro, Chairman and CEO


                               RIDER PAGE 3 OF 3

                                   EXHIBIT "B"

                         STORE FRONT SIGN SPECIFICATIONS

                Verify all field conditions prior to installation





TENANT MAY USE LANDLORD'S EXISTING STORE FRONT SIGN BOX.

WHITE PLEXIGLAS SIGN FACE WITH TENANT COPY & LOGO.

INDIVIDUAL VINYL LETTERS OF A COLOR THAT MATCHES EXISTING.

TENANT OR CONTRACTOR MUST OBTAIN ALL NECESSARY LOCAL PERMITS AND APPROVALS PRIOR TO INSTALLATION.

                                    GUARANTY

            This Lease Guaranty made this 21st day of September 2,000


REFERENCED LEASE DATED:



LANDLORD:                                         TENANT:
---------                                         -------
NEPTUNE REALTY ASSOCIATES                         MONMOUTH COMMUNITY BANK
A New Jersey Limited Partnership                  627 2ND Avenue
26 Park Place West - 2nd Floor                    Long Branch, New Jersey 07740
Morristown, New Jersey 07960-3944
(973) 538-7111 - FAX (973) 538-2116



RENTAL SPACE: Approximately 2,480 (+/-) square feet (hereafter called "Rental Space") located at the Neptune City Shopping Center, Route 35 & 3rd Avenue, Neptune City, New Jersey (Monmouth County), (hereinafter called the "Shopping Center") as shown on Exhibit "A",





For value received the undersigned, in consideration of the leasing of the Rental Space described in the above-referenced Lease to the Tenant, does hereby unconditionally, jointly and severally personally guarantee to Landlord, its successors and assigns all payments of rent and additional rent and the performance of all covenants and obligations under such Lease, as may be modified, amended, or renewed without the necessity of modifying this guaranty agreement, it being specifically understood and agreed to by the undersigned that in the event that the Tenant fails to perform any obligation of the Lease, then such obligations shall likewise be that of the Guarantor including but not limited to all sums due to Landlord as provided in the Lease.

The undersigned does hereby waive all requirements of notice of the acceptance of this guaranty and all requirements of notice of breach or nonperformance by Tenant. The undersigned further waives any demand by Landlord and/or prior action by Landlord of any nature whatsoever against Tenant. The undersigned's obligations hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, released, returned or misapplied other collateral given later as additional security (including other guarantees) or released Tenant from the performance of its obligations under such Lease.

This Guaranty shall survive the termination of the Lease, all merges, consolidations, and reorganizations or whatever form of the Guarantor and shall be binding upon the survivor of the individual(s) or successor corporation(s) or other entity which results from such merger, consolidation or reorganization.

The  Landlord  and  the   undersigned   hereby   knowingly,   voluntarily,   and
intentionally waive any right each party may have to a trial by jury with respect to any litigation arising out of, under or in connection with the Lease and this Guaranty Agreement, or any course of conduct, courts of dealing, statement (whether verbal or written) or action of the parties. This provision is a material inducement for each party entering into this agreement. In the event that it becomes necessary for Landlord to enforce Guarantor's obligations provided herein, then the Guarantor shall reimburse the Landlord for all of the Landlord's costs including attorney's fees.

                                      MONMOUTH COMMUNITY BANK



                                      By:      /s/ James S. Vaccaro
                                         ------------------------------------
                                          James S. Vaccaro, Chairman and CEO




                              GUARANTY PAGE 1 OF 2

STATE OF NEW JERSEY:
                      :SS.
COUNTY OF MONMOUTH:


     On this 21st day of September, 2000, before me, a Notary Public in and for the above county, personally appeared JAMES S. VACCARO, known to be the CHAIRMAN AND CEO OF MONMOUTH COMMUNITY BANK and who executed the foregoing Guaranty and acknowledge that he executed the same as his free act and deed.


                                                   /s/ Diane Sperry
                                            ------------------------------------
                                            Notary Public
                                            My commission expires  12/22/04
                                                                 ---------------





                              GUARANTY PAGE 2 OF 2